UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 14, 2012

                               RANGO ENERGY, INC.
                             (fka Avro Energy, Inc.)
             (Exact name of registrant as specified in its charter)

           NEVADA                      333-141686               20-8387017
(State or Other Jurisdiction          (Commission            (I.R.S. Employer
      of Incorporation)               File Number)        Identification Number)

                                Executive office:
                           Suite 140, 4651 Shell Road
                              Richmond, BC, V6X 3M3

                               Operations Office:
                              11846 S. Oswego Ave.
                             Tulsa, Oklahoma, 74137
                    (Address of principal executive offices)

                                  604-244-8824
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))
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ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

On June 14, 2012, the Company issued a total of 20,000,000 restricted shares to its management in lieu of payment for services. The Company issued 10,000,000 shares to its incoming Chairman, Harpreet Sangha, at a deemed price of $0.005 per share for services in the amount of $50,000. The Company issued a further 10,000,000 shares to its incoming director, Chuck Bingle, at a deemed price of $0.005 per share for services in the amount of $50,000.

The issuance of the Shares to the creditors was not registered under the Securities Act of 1933, as amended (the "Securities Act"), but was made in reliance upon the exemptions from registration requirements of the Securities Act set forth in Section 4(2) thereof.

ITEM 5.02 ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS

On June 14, 2012, the board of directors appointed Harpreet Sangha and Chuck Bingle to serve as members of the board of directors. In addition, our board of directors appointed each of the individuals listed below to serve in the respective executive offices listed for each:

     *    Harpreet Sangha, Chairman
     *    Herminder Rai, Chief Financial Officer

HARPREET SANGHA, AGED 48, has been appointed as our new Chairman, and as a member of our board directors. Mr. Sangha has been involved in the capital markets for over 25 years. From April 2006 to June 2011 he was a Director and CEO of Douglas Lake Minerals Inc., which was involved in the exmplration and development of various projects in Tanzania. Prior to joining Douglas Lake, he was an Investment Advisor at Global Securities in Vancouver, B.C., Canada. Currently he is both Chairman and CEO of Sharprock Resources Inc.

CHARLES (CHUCK) BINGLE, AGED 54, has been appointed as a member of our board directors. Mr. Bingle has 33 years of diversified Petroleum experience ranging from all aspects of the upstream oil and gas business. The initial 12 years of his career was with Exxon Company U.S.A. and Schlumberger Well Services. Since then he has worked primarily in the consulting and new venture start up business. He served as a practicing petroleum engineer aand President of ResTech Houston in the 1990's, where he consulted for dozens of major and independent oil and gas companies. Since 2005, Mr. Bingle has been involved in two start-up companies, Kerogen Resources and Irvine Energy, both involved in the emerfin U.S. oil and gas shale resource plays. In 2011 he co-founded Energy Source Advisors, LLC, where he is still a partner. Most recently, he was the lead technical advisor for Itochu Corporation in the $7 billion KKR led buyout of Samson Resources. Mr. Bingle graduated with a B.S. degree in Petroleum Engineering from Marietta College in 1978.

HERMINDER RAI, AGED 40, has been appointed as our new Chief Financial Officer. Mr. Rai has 12 years experience as an investment Advisor specializing in investments in small cap and resource based stocks. He was CFO for Douglas Lake Minerals for over two years and is currently CFO of Sharprock Resources, where he is involved with securing financing to commence work on advanced stage mineral exploration projects. Mr. Rai has a Degree in Economics from Simon Fraser University.

As a consequence of the appointment of Mr. Sangha and Mr. Bingle the Board of Directors and Executive Officers of the Company are now comprised of the following:

Name                                   Position
----                                   --------
Charles Paul George           President, Secretary, and a Director

Harpreet Sangha               Chairman and a Director

Chuck Bingle                  Director

Herminder Rai                 CFO

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
                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        RANGO ENERGY INC.


Date: June 14, 2012                     /s/ Charles Paul George
                                        ----------------------------------------
                                        Charles Paul George

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